CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 12, 2011

Board of Directors

Elite Talent Consulting Corp. (formerly China Transportation Acquisition Corp.)

Guangzhou, China

Dear Sirs:

We hereby consent to the incorporation in this registration statement on Form S-1 of our report dated July 22, 2011 relating to the financial statements of China Transportation Acquisition Corp. (now known as Elite Talent Consulting Corp.) for the period from inception (August 14, 2009) to May 31, 2010 and the year ended May 31, 2011.  We also consent to the reference to us under the caption “Experts.”

/s/ Paritz & Company, P.A.

Hackensack, New Jersey